Execution Copy



                              SECOND SUPPLEMENTAL INDENTURE (this "Supplemental
                  Indenture") dated as of May 9, 2001, between RAYTHEON COMPANY, a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

            WHEREAS the Company has executed and delivered to the Trustee an Indenture dated as of July 3, 1995, providing for the issuance and sale by the Company from time to time of its subordinated debt securities (the "Securities"), which term shall include any Securities issued under the Indenture (as defined below) after the date hereof;

            WHEREAS Section 9.01 of the Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of establishing any form of Security, as provided in Article Two of the Indenture, providing for the issuance of any series of Securities, as provided in Article Three of the Indenture and/or adding to the rights of the Holders of the Securities of any series;

            WHEREAS the Company proposes in and by this Supplemental Indenture to supplement and amend the Indenture in certain respects to establish a series of Securities issued pursuant to the Indenture designated as the "7.00% Subordinated Notes due 2006" in initial principal amount of $889,175,300; and

            WHEREAS the Company has requested that the Trustee execute and deliver this Supplemental Indenture and has certified that all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms have been satisfied, and that the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

            WHEREAS, the Company has offered to the public 17,250,000 of its 8.25% Equity Security Units (the "Units"), each of which consist of one stock purchase contract under which the Unit holders have agreed to purchase from the Company, and the Company has agreed to sell such holders, a certain number of shares of its Common Stock (as defined below), at a price of $50, and one preferred security of RC Trust I, a Delaware business trust (the "Trust"), as set forth in the Stock Purchase Agreement, and the Company has agreed to issue and exchange the Notes for the common securities (the "Common Securities") and the preferred securities (the "Preferred Securities" and, together with the Common Securities, the "Trust Securities"), in each case, of the Trust, representing undivided beneficial interests in the assets of the Trust.

            NOW THEREFORE, the Company and the Trustee hereby agree that the following sections of this Supplemental Indenture supplement and amend the Indenture with respect to the Notes (as defined below):

            SECTION 3.  Definitions.  (a) Capitalized terms used herein and not
                        ------------
defined herein have the meanings ascribed to such terms in the Indenture.

                  (a) Section 1.01 of Article One of the Indenture is hereby, solely with respect to the Notes, supplemented to add or, where a definition for a term already exists, amended by replacement with, the following definitions:

                        "Business Day" means any day that is not a Saturday,
                  Sunday or day on which banking institutions and trust companies in The City of New York, the Commonwealth of Massachusetts or at a place of payment are authorized or required by law, regulation or executive order to close.

                        "Common Stock" means the Class B common stock, par value
                  $.01 per share, of the Company as such class may be reclassified, with the Class A common stock, par value $.01 per share, of the Company into one new class of common stock of the Company as set forth in the in the prospectus contained in the Company's and the Trust's Registration Statement on Form S-3 filed April 6, 2001 under "Description of Our Class A and Class B Common Stock - Reverse/Forward Stock Split" and "--Reclassification of our Existing Two Classes of Common Stock into a Single New Class of Common Stock."

                        "Declaration" means the Amended and Restated Declaration
                  of Trust, dated as of May 9, 2001, of RC Trust I among the Company, as Sponsor, the trustees named therein, and the holders from time to time of undivided beneficial ownership interests in the assets of the Trust.

                        "Direct Action" has the meaning specified in Section
                  6(b).

                        "Guarantee Event of Default" shall have the meaning
                  specified in the Guarantee.

                        "Indenture" means the Indenture dated as of July 3,
                  1995, between the Company and the Trustee, as supplemented and amended by this Supplemental Indenture.

                        "Purchase Contract" shall have the meaning specified in
                  the Purchase Contract Agreement.

                          "Purchase Contract Agreement" means the Purchase
                  Contract Agreement dated as of May 9, 2001 between the Company and The Bank of New York, as Purchase Contract Agent.

                        "Remarketing" means (i) as long as the Trust has not
                  been liquidated, the operation of the procedures for remarketing specified in Section 7.13 of the Declaration and
                  (ii) if the Trust has been liquidated, the operation of the procedures for remarketing specified in Section 5.2 of the Purchase Contract Agreement.

                        "Remarketing Agent" shall mean a nationally recognized
                  investment banking firm selected by the Company.

                  (b) the following terms have the meanings given to them in the
            Declaration: (i) Delaware Trustee; (ii) Failed Remarketing; (iii) Guarantee; (iv) Majority in Liquidation Amount; (v) Preferred Security Certificate; (vi) Property Trustee; (vii) Redemption Amount; (viii) Regular Trustees; (ix) Remarketing Date; (x) Reset Rate; (xi) Tax Event; (xii) Tax Event Redemption; (xiii) Tax
            Event Redemption Date; (xiv) Trust and (xv) Underwriting
            Agreement;

            SECTION 4. Creation of the Notes. Pursuant to Section 3.01 of the
                       ----------------------
Indenture, there are hereby created a new series of Securities designated as the "7.00 % Subordinated Notes due 2006" in initial principal amount of $889,175,300 (the "Notes") which amount to be issued shall be as set forth in any written order of the Company for the authentication and delivery of Notes pursuant to the Indenture. The aggregate principal amount of the Notes of the series created hereby which may be authenticated and delivered under the Indenture shall not, except as permitted by the provisions of the Indenture, exceed $889,175,300. The Notes shall be initially issued in certificated form to the Property Trustee, in trust for the benefit of the Trust and the holders of the Trust Securities (the "Initial Notes"). The denominations in which Notes shall be issuable is $50 and integral multiples thereof. Payments of principal and the redemption price, if any, and interest on the Notes shall be payable to the registered holder of the Notes, which shall initially be the Property Trustee, in trust for the benefit of the Trust and the holders of the Trust Securities, except upon a dissolution of the Trust and a distribution of the assets of the Trust pursuant to Section
8.2 of the Declaration and Section 6.2 of the Pledge Agreement.

            SECTION 5.  Amendments to Article Two.  (a) Sections 2.02 and 2.03
                        --------------------------
of Article Two of the Indenture are hereby amended, solely with respect to the Notes, by replacing them in their entirety with the following:

            "Section 2.02. Form of Notes. The Notes shall be substantially in
                           --------------
the form annexed hereto as Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The terms and provisions contained in the forms of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Section 2.03.  [Not Applicable]"

            (b) Article Two of the Indenture is hereby supplemented and amended, solely with respect to the Notes, by adding thereto at the end thereof the following new Sections 2.06, 2.07, 2.08, 2.09, 2.10, 2.11, and 2.12:

            "Section 2.06. Maturity. Unless a Tax Event Redemption occurs, the
                           ---------
entire principal amount of the Notes will mature and become due and payable together with any accrued and unpaid interest thereon, including compound interest, if any, on May 15, 2006 (the "Maturity Date")."

            "Section 2.07.  Global Notes.  If distributed to holders of
                            ------------
Preferred Securities in connection with the involuntary or voluntary liquidation and dissolution of the Trust:

            (i) If the Preferred Securities are held in book-entry form, the Initial Notes may be presented to the Trustee by the Property Trustee in exchange for a Global Security in the form of Exhibit A in an aggregate principal amount equal to all Outstanding Notes (a "Global Note"). The Depositary for the Global Note will be The Depositary Trust Company, as depositary (the "Depositary"). The Global Note will be registered in the name of the Depositary or its nominee, Cede & Co., and delivered by the Trustee to the Depositary or a custodian appointed by the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Property Trustee. The Company upon any such presentation shall execute a Global Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Notes issued as a Global Note will be made to the Depositary or its nominee.

            (ii) If any Preferred Securities are held in non book-entry certificated form ("Non Book-Entry Preferred Securities"), the Initial Notes may be presented to the Trustee by the Property Trustee, and such Non Book-Entry Preferred Securities will be deemed to represent beneficial interests in Notes presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until the Preferred Security Certificates representing such Non Book-Entry Preferred Securities are presented to the Security Registrar for transfer or reissuance, at which time such Preferred Security Certificates will be canceled and a Note registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Notes, Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

            (iii) Unless and until it is exchanged for the Notes in registered form, a Global Note may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

            (iv) If (a) at any time the Depositary for Global Notes notifies the Company that it is unwilling or unable to continue as Depositary for such Global Notes or if at any time the Depositary for such Global Notes shall no longer be a clearing agency registered or in good standing under the Exchange Act or other applicable statute or regulation, and a successor Depositary for such Global Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (b) the Company determines in its sole discretion that the

            Notes shall no longer be represented by one or more Global Notes and delivers to the Trustee an Officers' Certificate evidencing such determination, then the Company will execute and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Notes of like tenor in definitive registered form, in authorized denominations, and in aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes. Upon the exchange of Global Notes for such Notes in definitive registered form without coupons, in authorized denominations, the Global Notes shall be canceled by the Trustee. Such Notes in definitive registered form issued in exchange for Global Notes pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make available for delivery such Notes to the Persons in whose names such Notes are so registered.

            "Section 2.08.  Interest. (a) Each Note will bear interest at the
                            ---------
rate of 7.00% per annum from May 9, 2001 until February 15, 2004, and at the Reset Rate thereafter, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2001 (each an "Interest Payment Date").

            (b) The Regular Record Dates for the payment of interest on the Notes on any Interest Payment Date, shall be (i) as long as the Notes are represented by a Global Note or the Initial Notes, the Business Day preceding each Interest Payment Date or (ii) if the Notes are issued pursuant to Section 2.07(ii) above, on the date chosen by the Company, provided that any such date shall be more than one but less than 60 Business Days prior to each Interest Payment Date.

            (c) The interest rate on the Notes outstanding on and after the Remarketing Date will be reset on the third Business Day immediately preceding February 14, 2004, to the Reset Rate; provided, however, if there has been a Failed Remarketing, the interest rate shall not be reset unless and until there has been a successful Remarketing in accordance with Section 5.2 of the Purchase Contract Agreement.

            (d) The amount of interest payable on the Notes for any period will be computed (i) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without interest or other payment in respect of any such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day."

            "Section 2.09.  Redemption. (a) If a Tax Event occurs and is
                            -----------
continuing, the Company may, at its option, redeem the Notes in whole (but not in part), at a price equal to, for each Note, the Redemption Amount, plus accrued and unpaid interest thereon to the Tax Event

Redemption Date. The aggregate Redemption Amount, plus the aggregate accrued and unpaid interest, shall be paid prior to 12:00 noon, New York City time, on the Tax Event Redemption Date or such earlier time as the Company determines, provided that the Company shall have deposited with the Trustee an amount sufficient to pay the aggregate Redemption Price by 10:00 a.m. on the Tax Event Redemption Date."

            (b) Except as provided in Section 2.09(a), the Company will have no right to redeem the Notes.

            (c) The Notes will not be subject to a sinking fund provision."

            "Section 2.10.  Paying Agent; Security Registrar.  If the Notes
                            ---------------------------------
are issued in certificated form, the Paying Agent and the Security Registrar for the Notes shall be the Property Trustee."

            "Section 2.11. Extension of Interest Payment Period. (a) The Company
                           -------------------------------------
shall have the right, at any time and from time to time, to defer payments of interest by extending the interest payment period of the Notes for a period (the "Extension Period") not exceeding the Maturity Date (the "Maximum Deferral Period"), during which Extension Period no interest shall be due and payable, provided, however that any Extension Period may not extend beyond the Maturity Date and must end on an Interest Payment Date. Prior to the expiration of any Extension Period, the Company may further extend such period, provided that such period together with all such previous and further extensions thereof shall not exceed the Maximum Deferral Period or extend beyond the Maturity Date and must end on an Interest Payment Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 2.11, will bear interest thereon at the rate of 7.00% compounded quarterly for each quarter of the Extension Period ("Compounded Interest"). At the end of the Extension Period, the Company shall pay all interest accrued and unpaid on the Notes and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Notes in whose names the Notes are registered in the Security Register on the first Regular Record Date after the end of the Extension Period. Upon termination of any Extension Period and the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period except at the end thereof, but the Company, at its option, may prepay on any Interest Payment Date all or any portion of the interest accrued during the then elapsed portion of an Extension Period.

            (b) The Company shall give written notice to the Trustee of its election of any Extension Period (or any further extension thereof) at least five Business Days before the earlier of (i) the date the interest on the Notes would have been payable except for the election to begin or extend the Extension Period; (ii) the date the Trustee is required to give notice to any securities exchange or to Holders of Notes of the Record Date or the Interest Payment Date, and (iii) the Record Date."

            "Section 2.12.  Expenses. In connection with the issuance of the
                            ---------
Notes to the Trust in exchange for the Preferred Securities and Common Securities by the Trust, the Company will:

            (a) pay for all costs and expenses relating to the issuance and exchange of the Notes, including compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.07 of the Indenture; and

            (b) pay for all costs and expenses of the Trust, including, but not limited to, costs and expenses relating to the organization of the Trust, the issuance and exchange of the Trust Securities; the fees and expenses of the Property Trustee (including, without limitation, those incurred in connection with the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities), the Delaware Trustee and the Regular Trustees; the costs and expenses relating to the operation of the Trust (including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses); and costs and expenses incurred in connection with the acquisition, financing and disposition of Trust assets;

            (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

            (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust."

            SECTION 6.  Amendments to Article Ten.  Article Ten of the Indenture
                        --------------------------
is hereby supplemented and amended, solely with respect to the Notes, by adding thereto at the end thereof the following new Sections 10.09 and 10.10:

            "Section 10.09.  Additional Covenants Relating to the Notes. If an
                             -------------------------------------------
Event of Default occurs, or there has occurred a Guarantee Event of Default, or an Extension Period as contemplated by Section 2.11 has commenced and is continuing, then the Company may not:

            (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock other than stock dividends which consist of stock of the same class as that on which the dividends are being paid;

            (b) make any payment of principal, or premium, if any, on or interest on or repay, repurchase or redeem any debt securities that rank on a parity with or junior in interest to the Notes, except, in the case of an Extension Period, payments as contemplated herein;

            (c) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company, including any guarantees to be issued by the Company with respect to debt of other trusts or entities similar to the Trust, if such guarantee ranks on a parity with or junior in interest to the Notes, except, in the case of Extension Period, payments as contemplated herein;

            (d) Notwithstanding anything to the contrary contained herein, nothing contained herein shall be deemed to limit the ability of the Company to:

            (i) make payments of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank senior in interest to the Notes and to make guarantee payments with respect to any guarantee by the Company of the debt of any subsidiary of the Company if such guarantee ranks senior in interest to the subordinated notes; (ii) declare or pay any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Company's Capital stock;

            (iii) declare or pay any dividend in connection with any stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

            (iv)    make any payments under the Guarantee;

            (v) effect any reclassification of the Company's capital stock, or any exchange or conversion of one class of the Company's capital stock for another class or series of the Company's capital stock, including, the reverse stock split and reclassification of the Company's class A common stock and class B common stock of common stock as described under "Description of Our Class A and Class B Common Reverse/Forward Stock Split" and "--Reclassification of Our Existing Two Classes of Stock into a Single New Class of Common Stock" in the prospectus contained in the Company's and the Trust's Registration Statement on Form S-3 filed April 6, 2001);

            (vi) purchase fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

            (vii) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or any other contract (including severance arrangements) or security outstanding (other than a contract or security ranking expressly by its terms on parity with or junior to the Notes)."

            "Section 10.10. Additional Covenants Relating to the Trust.  For
                            -------------------------------------------
as long as the Preferred Securities remain outstanding, the Company will:

            (a) maintain, directly or indirectly, 100% ownership of the Common Securities, provided that any permitted successor may succeed to the Company's ownership of the Common Securities;

            (b) use its best efforts to cause the Trust:

                  (i) to remain a statutory business trust under the Delaware Business Trust Act; and

                  (ii) to otherwise continue to be classified as a grantor trust for United Sates federal income tax purposes and

                  (iii) not to cause, as sponsor of the Trust, or to permit, as the holder of Common Securities, the dissolution, liquidation, or winding-up of the Trust, except as permitted by the Declaration.

            SECTION 7.  Rights of Holders of Preferred Securities
                        -----------------------------------------
            (a) Preferred Security Holders' Rights. Notwithstanding Section 5.07
                -----------------------------------
of the Indenture, if the Property Trustee fails to enforce its rights under the Notes after a holder of Preferred Securities has made a written request, the holder of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Indenture without first instituting any legal proceeding against the Property Trustee or any other Person.

            (b) Direct Action. Notwithstanding any other provision of the
                --------------
Indenture, for as long as any Preferred Securities remain outstanding, to the fullest extent permitted by law, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Notes on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may institute a proceeding directly against the Company (a "Direct Action") to enforce payment to such holder of the principal or interest on Notes having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder.

            (c) Payments Pursuant to Direct Actions. The Company will have the
                ------------------------------------
right to set off against its obligations to the Trust, as Holder of the Notes, any payment made to a holder of Preferred Securities in connection with a Direct Action.

            (d) Modifications. So long as any Preferred Securities remain
                --------------
outstanding, (i) no amendment to this Indenture shall be made that adversely affects the holders of the Preferred Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a Majority in Liquidation Amount (as defined in the Declaration) of the Preferred Securities then outstanding unless and until the principal of (and premium, if any, on) the Notes and all accrued and unpaid interest thereon have been paid in full, and (ii) no amendment shall be made to this Article VI of this First Supplemental Indenture that would impair the rights of the holders of the Preferred Securities without the prior consent of the holders of each Preferred Security then outstanding unless and until the principal of (and premium, if any, on) the Notes and all accrued and unpaid interest, including thereon have been paid in full.

            SECTION 8.  Remarketing. Upon a distribution of the Notes upon the
                        ------------
liquidation and dissolution of the Trust which occurs prior to the Remarketing of the Preferred Securities pursuant to the Declaration, the Notes shall be Remarketed in accordance with the Remarketing procedures of the Declaration where all references in the Remarketing procedures to Preferred Securities shall be read as references to the Notes, unless the context requires otherwise. Until such a distribution, or if such distribution occurs after the Remarketing of the Preferred Securities pursuant to the Declaration, this Section 8 will have no effect.

            SECTION 9.  This Supplemental Indenture. This Supplemental Indenture
                        ----------------------------
and the Exhibits hereto shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

            SECTION 10.  GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE
                         --------------
GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

            SECTION 11.  Counterparts.  This Supplemental Indenture may be
                         -------------
executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

            SECTION 12.  Headings.  The headings of this Supplemental Indenture
                         ---------
are for reference only and shall not limit or otherwise affect the meaning hereof.

            SECTION 13.  Trustee Not Responsible for Recitals. The recitals
                         -------------------------------------
herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture.

            SECTION 14.  Separability. In case any one or more of the provisions
                         -------------
contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

                                      RAYTHEON COMPANY



                                       By:
                                          /s/ Richard A. Goglia
                                          --------------------------------
                                          Name:Richard A. Goglia
                                          Title: Vice President & Treasurer



                                       THE BANK OF NEW YORK, as trustee,



                                       By:/s/ Kisha Holder
                                          --------------------------------
                                          Name:Kisha Holder
                                          Title: Assistant Treasurer

                                                                  Execution Copy

                                    EXHIBIT A

                             [FORM OF FACE OF NOTE]



            This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a depositary or a nominee of a depositary. This Global Security is exchangeable for securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances hereinafter described and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor of the Depositary or a nominee of such successor.


REGISTERED


                                RAYTHEON COMPANY


                        7.00 % SUBORDINATED NOTE DUE 2006

No._____________                                                $______________


            RAYTHEON COMPANY, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay RC Trust I, or registered assigns, the principal sum of _______________________ Dollars on May 15, 2006, and to pay interest on said principal sum from May 9, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (an "Interest Payment Date") commencing August 15, 2001, at the rate of 7.00% per annum until February 15, 2004, and at the Reset Rate thereafter, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. Any deferred interest shall accrue interest at the rate set forth in the Second Supplemental Indenture. The amount of interest payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding

Business Day. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, referred to on the reverse side hereof, be paid to the Holder in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which, shall be the close of business on the Business Day preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee referred to on the reverse side hereof for the payment of such defaulted interest, notice whereof shall be given to the Holders of the Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money mailed to the Holder's registered address or by wire transfer to a dollar account designated by the Holder.

            Interest on the Securities is deferrable in accordance with the terms of the First Supplemental Indenture.

            The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

            Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                         RAYTHEON COMPANY


                                         By:   /s/
                                            ----------------
                                            Name:
                                            Title:

                                         Attest:


                                         --------------------------






Dated:

Trustee's Authentication
This is one of the Notes referred to in the In-denture.


THE BANK OF NEW YORK


By:
   ---------------------------
------Name:
      Title: Authorized Signatory

                            (FORM OF REVERSE OF NOTE)

                                RAYTHEON COMPANY

                        7.00% SUBORDINATED NOTE DUE 2006


            This Note is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of July 3, 1995, as amended and supplemented (as amended and supplemented, the "Indenture"), between the Company and The Bank of New York as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $889,175,300.

            All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            This Security is not subject to any sinking fund, nor may this Security be redeemed at the option of the Company prior to the Maturity Date except upon the occurrence of a Tax Event as described below.

            The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth therein.

            If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

            If a Tax Event occurs and is continuing, the Company may, at its option, redeem the Securities in whole (but not in part) at the Redemption Price. The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities at the time of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of a majority in aggregate princi-pal amount of the Outstanding Securities of each series at the time, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

            This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) the Depositary is at any time unwilling or unable to continue as Depositary for such series, (y) the Company executes and delivers to the Trustee a Company Order providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of $50 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Security shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law, without regard to principles of conflicts of laws.

            All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            Reference is made to the Supplemental Indenture for a complete statement of the terms and other provisions of the Note and, to the extent this
Note is inconsistent therewith, the Supplemental Indenture shall govern.